Exhibit 99.1

NEWS RELEASE Contact: Robinson Hicks Phone Number: 617-969-9192 Email: globalscape@corporateink.com

GLOBALSCAPE’S® PROVEN MANAGED FILE TRANSFER SOLUTION NOW AVAILABLE THROUGH INGRAM MICRO

SAN ANTONIO, TX – January 15, 2014 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a developer of secure information exchange solutions, announced it now has products available through Ingram Micro Inc. (NYSE: IM), the world’s largest wholesale technology distributor. The strategic alliance, through aggregator DistiNow, extends Globalscape’s reach into new markets and geographical locations, making its Enhanced File Transfer™ (EFT™) solution more accessible to the many businesses that need a better, more secure way to share critical corporate and customer information.

“Demand for secure collaboration solutions is growing as more and more businesses branch out and employ mobile workforces and take advantage of virtual networks,” said Bill Brandel, senior director of the Advanced Computing Division at Ingram Micro. “We are excited to offer Globalscape’s EFT solution as part of our growing portfolio of emerging vendor technologies.”

Globalscape’s EFT solution gives organizations virtually everything they need to securely and easily manage file transfers across offices, clients, and partners worldwide. EFT ensures the highest levels of compliance with government and corporate security policies and privacy regulations, including PCI-DSS, FIPS-140-2, HIPAA and SOX.

“Managing the way sensitive business information is sent and received is paramount to an effective information security strategy,” said Matt Goulet, vice president of sales at Globalscape. “This strategic alliance with Ingram Micro will give us the reach and resources to capture more opportunities and continue to grow our business.”

For more information, visit Globalscape.com.

About Globalscape
San Antonio, Texas-based Globalscape, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

About Ingram Micro Inc.

Ingram Micro is the world’s largest wholesale technology distributor and a global leader in IT supply-chain and mobile device lifecycle services. As a vital link in the technology value chain, Ingram Micro creates sales and profitability opportunities for vendors and resellers through unique marketing programs, outsourced logistics and mobile solutions, technical support, financial services and product aggregation and distribution. The company is the only global broad-based IT distributor, serving approximately 160 countries on six continents with the world’s most comprehensive portfolio of IT products and services. Visit www.ingrammicro.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2012 calendar year, filed with the Securities and Exchange Commission on March 28, 2013.